UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2013, Zimmer Holdings, Inc. (the “Company”), Zimmer K.K., Zimmer Investment Luxembourg SARL and the Borrowing Subsidiaries entered into an Amendment No. 1 (the “Amendment”) to the $1.35 billion credit agreement dated as of May 9, 2012 (the “Credit Agreement”) with the Lenders, JPMorgan Chase Bank, N.A., as general administrative agent, JPMorgan Chase Bank, N.A., Tokyo Branch, as administrative agent for the Japanese Lenders, and J.P. Morgan Europe Limited, as administrative agent for the European Lenders. Capitalized terms used in this Form 8-K but not defined herein have the meanings assigned to them in the Amendment. The Amendment removes the condition that the following representations and warranties must be true and correct on and as of the date of any Borrowing under the Credit Agreement or the date of issuance, amendment, renewal or extension of any Letter of Credit under the Credit Agreement:

SECTION 7.05. Financial Statements; No Material Adverse Effect.

(b) Since December 31, 2011, there has been no material adverse effect on the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 7.06. Litigation, Compliance with Laws.

(a) There are no actions, proceedings or investigations filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining the Company from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of the Company) threatened against the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, would be reasonably likely to result in a Material Adverse Effect.

This summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2013, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Company’s By-Laws, effective as of that date (the “Restated By-Laws”). The amendment adds a new Section 6.07 to the Restated By-Laws, which section provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or Restated By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing summary is qualified in its entirety by the full text of the Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Restated By-Laws of Zimmer Holdings, Inc. effective December 13, 2013

10.1	Amendment No. 1, dated as of December 13, 2013, to the $1,350,000,000 Credit Agreement dated as of May 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2013

ZIMMER HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated By-Laws of Zimmer Holdings, Inc. effective December 13, 2013

10.1	Amendment No. 1, dated as of December 13, 2013, to the $1,350,000,000 Credit Agreement dated as of May 9, 2012